EX-99.906CERT

I, Sean Dranfield, President and I, Steven M. Hill, Treasurer of the Henderson Global Funds (the "Trust"), each certify that:

1. The N-CSR of the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By:      /s/ Sean Dranfield
         ----------------------------
         Sean Dranfield
         President (principal executive officer) of Henderson Global Funds

Date:    September 26, 2003


By:      /s/ Steven M. Hill
         ----------------------------
         Steven M. Hill
         Treasurer (principal financial officer) of Henderson Global Funds

Date:    September 26, 2003